UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     October 31, 2019

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-38828	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code:     (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	SEAC	Nasdaq
Series A Participating Preferred Stock Purchase Rights	SEAC	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240. 12b-2 of this chapter).

Emerging growth company ☐

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Upon recommendation of the Corporate Governance and Nominating Committee, the Board appointed Mr. Yossi Aloni, SeaChange’s President and Chief Executive Officer, as a Class 1 director of SeaChange with a term to expire at the 2021 Annual Meeting.

Mr. Aloni, aged 50, joined the Company in January 2019 as the Company’s Chief Commercial Officer and was appointed as the Company’s Chief Executive Officer and President on August 29, 2019. Prior to that, from January 2015 to December 2018, Mr. Aloni served as the Chief of Corporate Operations at Ateme, and previously served as Vice President Management and Marketing at Magnum Semiconductor from January 2010 to January 2015.

The selection of Mr. Aloni to serve as director was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Aloni and any director or other executive officer of SeaChange and there are no related persons transactions between SeaChange and Mr. Aloni reportable under Item 404(a) of Regulation S-K.

Mr. Aloni will not be paid any additional compensation for his service as a director to the Company other than the compensation he currently receives as the Chief Executive Officer and President of the Company as previously disclosed on the Current Report on Form 8-K dated August 29, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Mark Bonney
Mark Bonney Chairman of the Board

Dated: November 4, 2019